UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2021

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Innovation Parkway
Baton Rouge, LA	70820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-518-3748

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On April 28, 2021, the Board of Directors of Adhera Therapeutics (the “Company”) approved the dismissal of Baker Tilly USA, LLP (“BT”) as the Company’s independent registered public accounting firm.

The reports of BT on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The reports of BT on the Company’s financial statements as of and for the years ended December 31, 2020 and 2019 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has not generated any revenues and has incurred operating losses since inception, which raised doubt about its ability to continue as a going concern.

During the fiscal years ended December 31, 2019 and December 31, 2020 and through April 29, 2021, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BT would have caused BT to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2019 and December 31, 2020 and through April 29, 2021, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BT, with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that BT furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BT agrees with the statements related to them made by the Company in this report. Upon receipt from BT, a copy of BT’s letter will be provided to the SEC as Exhibit 16.1 in an amendment to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On April 28, 2021, the Audit Committee approved the appointment of Salberg & Company (“Salberg”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2021. During the fiscal years ended December 31, 2019 and December 31, 2020 and through April 30, 2021, neither the Company, nor anyone on its behalf, consulted Salberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Salberg that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

May 5, 2021	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Executive Officer